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                                                                Exhibit d.(1)(b)

            FORM OF AMENDMENT NO. 2 TO INVESTMENT ADVISORY AGREEMENT

     This AMENDMENT NO. 2 to the INVESTMENT ADVISORY AGREEMENT (the "Amendment") is effective as of October 1, 2005, by and among THE VARIABLE ANNUITY LIFE INSURANCE COMPANY ("VALIC") and VALIC COMPANY I ("VC I").

                                    RECITALS

          WHEREAS, VALIC and VALIC Company I ("VC I") entered into an Investment Advisory Agreement dated January 1, 2002 (the "Agreement"), with respect to the Covered Funds reflected in Schedule A; and

          WHEREAS, VALIC and VC I entered into the Amendment No. 1 to the Agreement on October 19, 2004; and

          WHEREAS, the parties wish to amend Schedule A to the Agreement to reflect a revision to the investment advisory fee schedule for the Capital Conservation Fund, Core Equity Fund, Government Securities Fund, Health Sciences Fund, Income & Growth Fund, International Government Bond Fund, International Growth I Fund, Large Cap Growth Fund, Mid Cap Index Fund, Money Market I Fund, Science & Technology Fund, Small Cap Fund, Small Cap Index Fund, Stock Index Fund and the Value Fund (the "Funds"); and

          NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and VC I agree as follows:

          1. Schedule A Amendment. Schedule A is amended to reflect the advisory fees.

          2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

          3. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

          IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date first above written.

THE VARIABLE ANNUITY LIFE               VALIC COMPANY I
INSURANCE COMPANY


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

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                                 VALIC COMPANY I
                                   SCHEDULE A
                        to Investment Advisory Agreement
                           (Effective October 1, 2005)

                                  COVERED FUNDS

Annual Fee computed at the following annual rate, based on average monthly net assets value and payable monthly:

     Asset Allocation Fund               0.50%

     Blue Chip Growth Fund               0.80%

     Broad Cap Value Fund*               0.70% on the first $250 million
                                         0.65% on the next $250 million
                                         0.60% on the next $500 million
                                         0.55% on assets over $1 billion

     Capital Conservation Fund           0.50% on first $250 million
                                         0.45% on the next $250 million
                                         0.40% on the next $500 million
                                         0.35% on assets over $1 billion

     Core Equity Fund                    0.80% on first $250 million
                                         0.75% on the next $250 million
                                         0.70% on the next $500 million
                                         0.65% on assets over $1 billion

     Foreign Value Fund*                 0.73% on the first $250 million
                                         0.68% on the next $250 million
                                         0.63% on the next $500 million
                                         0.58% on assets over $1 billion

     Global Equity Fund*                 0.82% on the first $250 million
                                         0.77% on the next $250 million
                                         0.72% on the next $500 million
                                         0.67% over $1 billion

     Global Strategy Fund*               0.50%

     Government Securities Fund          0.50% on first $250 million
                                         0.45% on next $250 million
                                         0.40% on the next $500 million
                                         0.35% on assets over $1 billion

     Growth and Income Fund              0.75%

     Health Sciences Fund                1.00% on first $500 million
                                         0.95% on assets over $500 million

----------
*    To be effective on or about December 5, 2005.

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
     Income & Growth Fund                0.77% on the first $250 million
                                         0.72% on the next $250 million
                                         0.67% on the next $500 million
                                         0.62% on assets over $1 billion

     Inflation Protected Fund            0.50% on the first $250 million
                                         0.45% on the next $250 million
                                         0.40% on assets over $500 million

     International Equities Fund         0.35% on the first $500 million
                                         0.25% on assets over $500 million

     International Government Bond       0.50% on the first $250 million
     Fund                                0.45% on the next $250 million
                                         0.40% on the next $500 million
                                         0.35% on assets over $1 billion

     International Growth I Fund         0.95% on the first $250 million
                                         0.90% on the next $250 million
                                         0.85% on the next $500 million
                                         0.80% on assets over $1 billion

     Large Cap Core Fund*                0.70% on the first $250 million
                                         0.65% on the next $250 million
                                         0.60% on the next $500 million
                                         .055% on assets over $1 billion

     Large Cap Growth Fund               0.75%

     Large Cap Strategic Growth Fund*    0.89% on the first $250 million
                                         0.84% on the next $250 million
                                         0.79% on the next $500 million
                                         0.74% on assets over $1 billion

     Large Capital Growth Fund           0.75% on the first $250 million
                                         0.70% on the next $250 million
                                         0.65% on assets over $500 million

     Mid Cap Index Fund                  0.35% on the first $500 million
                                         0.25% on the next $2.5 billion
                                         0.20% on the next $2 billion
                                         0.15% on assets over $5 billion

     Mid Cap Strategic Growth Fund       0.70% on the first $250 million
                                         0.65% on the next $250 million
                                         0.60% on assets over $500 million

     Money Market I Fund                 0.40%

     Nasdaq-100(R) Index Fund            0.40%

     Science & Technology Fund           0.90% on the first $500 million
                                         0.85% on assets over $500 million

     Small Cap Aggressive Growth Fund*   0.85% on the first $250 million
                                         0.75% on assets over $250 million

     Small Cap Fund                      0.90% on the first $250 million
                                         0.85% on the next $250 million
                                         0.80% on the next $500 million
                                         0.75% on assets over $1 billion

     Small Cap Index Fund                0.35% on the first $500 million
                                         0.25% on the next $2.5
                                         0.20% on the next $3 billion to $5 billion
                                         0.15% on assets over $5 billion

     Small Cap Special Values Fund*      0.75% on the first $500 million
                                         0.70% on assets over $500 million

     Small Cap Strategic Growth Fund*    0.85% on the first $250 million
                                         0.75% on assets over $250 million

     Social Awareness Fund               0.50%

     Stock Index Fund                    0.35% on the first $500 million
                                         0.25% on the next $2.5 billion
                                         0.20% on the next $2 billion
                                         0.15% on assets over $5 billion

     Value Fund                          0.78% on the first $250 million
                                         0.73% on the next $250 million
                                         0.68% on the next $500 million
                                         0.63% on assets over $1 billion